United States Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

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Preliminary Proxy Statement

[  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]

Definitive Proxy Statement

[  ]

Definitive Additional Materials

[  ]

Soliciting Material Pursuant to Section 240.14a-12

EGL, Inc.

_________________________________________________________________________________________

 (Name of Registrant as Specified in Its Charter)

__________________________________________________________________________________________

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

[  ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies: _________________________________

(2)

Aggregate number of securities to which transaction applies: _________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ________

(4)

Proposed maximum aggregate value of transaction: _________________________________________

(5)

Total fee paid: ______________________________________________________________________

[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid: ____________________________________________________________

(2)

Form, Schedule or Registration Statement No.: ____________________________________________

(3)

Filing Party: ______________________________________________________________________

(4)

Date Filed: _______________________________________________________________________

(EGL LOGO)

May 2, 2005

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of EGL, Inc. to be held at 10:00 a.m. on Tuesday, May 31, 2005, at our corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032.

At the meeting, you will be asked to consider and vote upon:

•

the election of nine directors; and

•

such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

We hope you will find it convenient to attend in person.  Whether or not you expect to attend, to assure representation at the annual meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

A copy of our 2004 annual report to shareholders is also enclosed.

Sincerely,

/s/ James R. Crane

James R. Crane
Chief Executive Officer and Chairman of the Board

EGL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2005

To the Shareholders of EGL, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of EGL, Inc. will be held at our corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032, on Tuesday, May 31, 2005, at 10:00 a.m., for the following purposes:

(1)

to elect nine members to the Board of Directors for the ensuing year; and

(2)

to transact such other business as may properly come before the meeting.

We have fixed the close of business on April 20, 2005, as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment of the annual meeting.

You are cordially invited to attend the annual meeting in person.  Even if you plan to attend the annual meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

By Order of the Board of Directors

/s/ Marta Johnson

Marta Johnson

Secretary

May 2, 2005

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.   IF YOU PLAN TO VOTE BY TELEPHONE OR THE INTERNET, VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD.

EGL, INC.

15350 Vickery Drive

Houston, Texas 77032

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of EGL, Inc., a Texas corporation (the “Company”), to be voted at the 2005 annual meeting of shareholders to be held at our corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032, on Tuesday, May 31, 2005, at 10:00 a.m., and any and all adjournments of the annual meeting.

This statement and the accompanying form of proxy are first being mailed to shareholders on or about May 6, 2005.  In addition to the solicitation of proxies by mail, our regular officers and employees may, without additional compensation, solicit the return of proxies by mail, telephone, telegram or personal contact.  We will pay the cost of soliciting proxies in the accompanying form.  We will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

Voting of Securities

Shareholders of record as of April 20, 2005, the record date for determining persons entitled to notice of, and to vote at, the annual meeting, are entitled to vote on all matters at the annual meeting and at any adjournments of the annual meeting.  On that date, our outstanding capital stock consisted of 52,199,663 shares (net of 926,157 treasury shares) of common stock, par value $0.001 per share, each of which shares is entitled to one vote on each matter submitted to a vote of shareholders.  Cumulative voting is not allowed.  No other voting class of stock is outstanding.  The holders of a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the annual meeting.

All shareholders entitled to vote on all matters at the annual meeting may do so by: (i) written proxy card, (ii) in person at the annual meeting, (iii) telephone, using the toll-free telephone number on the proxy card, or (iv) the Internet, using the procedures and instructions described in the proxy card.  Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

All duly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy.  As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable:

•

FOR the election as a director of each nominee listed in this proxy statement; and

•

in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting.

A shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by delivering written notice to the Secretary or by delivering a properly executed proxy bearing a later date.  A shareholder who attends the annual meeting may, if he or she wishes, vote by ballot at the annual meeting, and that vote will cancel any proxy previously given.  Attendance at the annual meeting will not in itself, however, constitute the revocation of a proxy.

Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the annual meeting but will not be voted on any matter and, therefore, will have the same effect as a vote against a matter, except in the case of director elections, which are determined by a plurality of votes cast, as to which those abstentions will have no effect.

Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter will be counted for purposes of determining whether there is a quorum at the annual meeting but will not be voted on a particular matter for which the broker has no discretionary power and thus will be disregarded in the calculation of the percentage of votes in favor of that matter (even though those shares may be considered as entitled to vote or be voted on other matters).

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed as election inspectors for the annual meeting.

Security Ownership of Management and Certain Beneficial Owners

The table below sets forth information concerning the shares of our common stock beneficially owned, as of March 21, 2005, by each director, our named executive officers, all named executive officers and directors as a group and persons or entities known by us, based on statements filed by such persons or entities pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to own beneficially in excess of 5% of our common stock.  Except as indicated, each individual or entity has sole voting power and sole investment power over all shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Stock
Directors and Named Executive Officers (2)
James R. Crane (3)	8,653,063	16.6%
E. Joseph Bento (4)	76,315	*
Elijio V. Serrano (5)	84,938	*
Ronald E. Talley (6)	13,800	*
Frank J. Hevrdejs (7)	59,900	*
Michael K. Jhin (8)	14,310	*
Neil E. Kelley	81,078	*
Rebecca A. McDonald (9)	39,511	*
Paul W. Hobby (10)	17,109	*
Vittorio Favati (11)	112,135	*
Milton Carroll	5,011	*
James C. Flagg	1,310	*
Directors and Named Executive Officers as a Group (12 persons) (12)	9,158,480	17.5%
5% Shareholders
Royce & Associates, LLC(13)	2,443,125	5.36%
FMR Corp. (14)	4,153,156	9.11%

______________

*

Less than 1%.

(1)

The table includes shares of common stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days of March 21, 2004.  The percent of the class owned by each person has been computed assuming the exercise of all options, warrants and convertible securities deemed to be beneficially owned by that person, and assuming no options, warrants or convertible securities held by any other person have been exercised.

(2)

The business address of each director and named executive officer is c/o EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032.

(3)

Includes 39,000 shares issuable upon exercise of stock options.

(4)

Includes 64,000 shares issuable upon the exercise of stock options.

(5)

Includes 79,000 shares issuable upon the exercise of stock options.

(6)

Includes 13,800 shares issuable upon the exercise of stock options.

(7)

Includes 30,000 shares issuable upon the exercise of stock options.

(8)

Includes 12,500 shares issuable upon the exercise of stock options.

(9)

Includes 37,500 shares issuable upon the exercise of stock options.

(10)

Includes 12,500 shares issuable upon the exercise of stock options, 432 shares held as a beneficiary of a trust and 468 shares held by Mr. Hobby’s minor children.

(11)

Includes 66,500 shares issuable upon the exercise of stock options.

(12)

Includes 354,800 shares issuable upon the exercise of stock options.

(13)

Based on a Schedule 13G filed on January 27, 2005 by Royce & Associates, LLC  (“Royce”).  The address of Royce is 1414 Avenue of the Americas, New York, NY 10019.   Royce has shared voting and investment power with respect to 2,443,125 shares.

(14)

Based on a Schedule 13G filed on February 14, 2005 by FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.  FMR Corp. has sole voting power with respect to 157,790 shares and shared voting power with respect to 4,153,156 shares.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors currently has nine members, all of whom are nominees for re-election.  Members serve a one-year term and are elected by the shareholders at each annual meeting.  The Board has a majority of outside directors, each of whom is independent as defined by Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. (“NASDAQ”) listing standards.    The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 2006 annual meeting of shareholders and until their successors have been duly elected and qualified:

- Mr. James R. Crane;	- Mr. Neil E. Kelley;
- Mr. Frank J. Hevrdejs;	- Ms. Rebecca A. McDonald;
- Mr. Paul William Hobby;	- Mr. Elijio V. Serrano; and
- Mr. Michael K. Jhin;	- Mr. Milton Carroll.
- James C. Flagg, Ph.D.;

The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors.

Vote Required

The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each nominee for director.   The Board of Directors recommends that shareholders vote FOR the election to the Board of each of the following nominees.

Nominees

The following sets forth information concerning the nine nominees for election as directors at the annual meeting, including information as to each nominee’s age as of March 26, 2005, position with EGL (if any) and business experience during the past five years.  Each nominee has consented to being named in the proxy statement and to serve if elected.

James R. Crane, age 51, is our Chairman and Chief Executive Officer and has served in such capacity and as one of our Directors since he founded EGL in March 1984.  Mr. Crane also served as our President until 2002.  Mr. Crane has a total of 21 years experience in the transportation industry.  Mr. Crane is also a Director of HCC Insurance Holdings, Inc., an international insurance holding company.

Frank J. Hevrdejs, age 59, has served as a Director since December 1995.  Mr. Hevrdejs serves as Chairman of the Audit Committee.  Mr. Hevrdejs is the Chairman of The Sterling Group, L.P. (formerly The Sterling Group, Inc.), a private financial organization engaged in the acquisition and ownership of operating businesses.  Mr. Hevrdejs was a co-founder and has been a Principal of The Sterling Group since 1982 and served as its President from 1982 to 1989 and from 1994 to 2002.  Mr. Hevrdejs also serves as Chairman of the Board of Fiberglass Holdings, Inc., a custom truck accessory manufacturer, and Enduro Systems, Inc., a manufacturer of composite industrial components.

Paul W. Hobby, age 44, has served as a Director since November 2001.  Mr. Hobby serves as chairman of the Compensation Committee.  Mr. Hobby is chief executive officer of El Paso Networks, a telecommunications service provider, and is a managing partner of Genesis-Park, L.P., a Houston-based private equity firm investing in venture and growth capital opportunities.  Mr. Hobby is a Director of Stewart Information Services Corp. which is the holding company for Stewart Title Company, and a Director of Amegy Bank of Texas, Inc., an FDIC-insured commercial bank headquartered in Houston.  A graduate of the University of Virginia and the University of Texas School of Law, Mr. Hobby also serves on the board of directors of various civic, charitable and professional associations.

Michael K. Jhin, age 55, has served as a Director since May 2002.  Until his retirement in January 2004, Mr. Jhin served as the Chief Executive Officer of St. Luke’s Episcopal Health System in Houston, Texas since 1990, and is now Chief Executive Officer Emeritus.  Mr. Jhin has a bachelor’s degree in mechanical engineering from Rensselaer Polytechnic Institute and earned his master’s degree in business administration from Boston University while fulfilling his health care administration concentration at Harvard University School of Public Health.   Mr. Jhin also serves on the board of directors of Triad Hospitals, Inc., an owner and manager of ambulatory and surgery centers in small cities and selected larger urban markets.

James C. Flagg, Ph.D., age 53, has served as a Director since May 2003.  Dr. Flagg is a certified public accountant and an associate professor in the Department of Accounting, Mays Business School at Texas A&M University, where he has taught since 1988.  Dr. Flagg received his B.A. in economics from Eckerd College in 1973 and received his M.S. (1974), M.B.A. (1976) and Ph.D. (1988) from Texas A&M University.  Dr. Flagg also serves as a Director of HCC Insurance Holdings, Inc.

Neil E. Kelley, age 46, has served as a Director since September 1995, and as Lead Director since August 2002.  As Lead Director, Mr. Kelley presides over the executive sessions of the non-management directors, serves as a liaison between the non-management members of the Board and the Chairman, and discusses with the Chairman, to the extent appropriate, matters discussed by the non-management members in executive sessions and in committee meetings.  Mr. Kelley also serves as Chairman of the Governance/Nominating Committee.  Mr. Kelley is chief executive officer of Saracen Energy Partners, a Houston-based energy trading company.  Mr. Kelley is also a partner of Genesis Park.  Previously, Mr. Kelley was the Chairman of Avista Energy, a national energy trading and marketing company, from 1999 to 2000.  Mr. Kelley received his S.B.M.E. from Massachusetts Institute of Technology in 1981.  Mr. Kelley also serves as a Director of  BTEC Inc. and SAT Corp.

Rebecca A. McDonald, age 52, has served as a Director since April 1999.  In March 2004, Ms. McDonald joined BHP Billiton, an international energy resources company, as President of Gas and Power and a member of its Executive Committee.  Prior to that, Ms. McDonald served as President of the Houston Museum of Natural Science beginning in October 2001.  Employed by Enron from February 1999 to August 2001, Ms. McDonald managed the growth and operations of various assets, including Enron Global Assets.  She was President and CEO of Amoco Energy Development Company from 1994 to 1999. Before joining Amoco, Ms. McDonald was President of Tenneco Energy Services from 1991 to 1993.   Ms. McDonald received her B.S. from Stephen F. Austin State University in 1973.  She also serves as a Director for Granite Construction Company, a heavy civil construction company.  Ms. McDonald also serves on the board of directors of various civic, charitable and professional associations.

Elijio V. Serrano, age 47, joined EGL as Chief Financial Officer in October 1999 and was elected a Director in February 2000.  From 1998 to 1999, he served as Vice President and General Manager for a Geco-Prakla business unit at Schlumberger Limited, an international oilfield services company.  From 1992 to 1998, Mr. Serrano served as controller for various Schlumberger business units.  From 1982 to 1992, he served in various financial management positions within the Schlumberger organization.  Mr. Serrano received his BBA in accounting and finance from the University of Texas-El Paso in 1979.

Milton Carroll, age 54, has served as a Director since May 2003.  Mr. Carroll is the Chairman of the Board of CenterPoint Energy, Inc. He is the founder and has been the Chairman of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas, since 1977.  He also serves as Chairman of Health Care Service Corporation.

Corporate Governance and Board Matters

Board Independence

The Board of Directors has determined that each of the current directors standing for re-election, except Mr. Serrano, the Chief Financial Officer, and Mr. Crane, the Chairman of the Board and Chief Executive Officer, is independent based on the standards set forth by NASDAQ.

Meetings of the Board

Our Board of Directors held five meetings during the fiscal year ended December 31, 2004, and transacted business on 12 occasions during the fiscal year by unanimous written consent.  During the fiscal year ended December 31, 2004, each director attended at least 75% of the aggregate of the total number of Board of Directors’ meetings and of meetings of committees of the Board of Directors on which that director served.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has the following standing committees: audit, compensation, and governance/nominating.  The membership during the last fiscal year and the function of each of the committees are described below.  Each of the committees is comprised entirely of independent directors (as defined in the NASDAQ rules) and operates under a written charter duly adopted by the Board.  All of the committee charters are available on the “Corporate Governance” section of our website at www.eaglegl.com.

Name of Non-Employee Directors	Audit	Compensation	Governance/Nominating
Neil E. Kelley (lead director)	X		X*
Frank J. Hevrdejs	X*	X
Paul W. Hobby		X*	X
James C. Flagg	X
Rebecca A. McDonald			X
Milton Carroll		X	X
Michael K. Jhin		X
Number of Meetings in 2004	17	6	3

X = Committee member; * = Chair.

Audit Committee

The Company has a separately-designated standing Audit Committee.  During 2004, the Audit Committee consisted of Messrs. Hevrdejs, Flagg, and Kelley, each of whom is independent as defined by Rule 4200(a)(15) of the NASDAQ listing standards.  Our Board of Directors has determined that Mr. Hevrdejs and Dr. Flagg each qualifies as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K of the Exchange Act.   The membership of the Audit Committee has not changed for 2005.

The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities for oversight of (1) the Company’s accounting and financial reporting principles, processes and policies and internal controls over the accounting and financial reporting process and procedures, including the internal audit function, (2) the integrity of the Company’s financial statements, and (3) the qualifications and independence of the Company’s independent registered public accounting firm.  Among other things, the Audit Committee:

•

prepares the Audit Committee report for inclusion in the annual proxy statement;

•

evaluates the Audit Committee’s performance annually and reports the results to the Board;

•

provides avenues of communication among the independent registered public accounting firm, management, the internal auditing department and the Board of Directors;

•

pre-approves all services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm;

•

oversees investigations into complaints regarding accounting, internal controls or auditing matters; and

•

reviews the Company’s risk assessment and risk management policies.

The Audit Committee also has sole authority to appoint or replace the independent registered public accounting firm to be selected to audit our annual financial statements and reviews the fees charged for audits and for any non-audit engagements.  The Audit Committee’s findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee met on 17 occasions during 2004.  The Board of Directors adopted a written charter for the Audit Committee in April 2004.  The report of the Audit Committee is included below beginning on page 17.

Compensation Committee

During 2004, the Compensation Committee consisted of Messrs. Hobby, Hevrdejs, Jhin and Carroll.  The membership of the Compensation Committee has not changed for 2005.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our executive officers and directors.  In addition, the Compensation Committee:

•

prepares the Compensation Committee report for inclusion in the annual  proxy statement;

•

provides general oversight of the Company’s compensation structure, including bonus and benefit plans;

•

retains and approves the terms of the retention of any compensation consultants and other compensation experts; and

•

reviews and approves objectives relevant to executive compensation and evaluates the Company’s compensation strategies.

The Compensation Committee also overseas the administration of our stock option plans.  The Compensation Committee met on six occasions during 2004. The report of the Compensation Committee is included below beginning on page 13.

Governance/Nominating Committee

During 2004, the Governance/Nominating Committee consisted of Messrs. Kelley, Hobby, Carroll and Ms. McDonald, each of whom is independent as defined by the NASD listing standards.  The membership of the Governance/Nominating Committee has not changed in 2005.

The functions of the Governance/Nominating Committee are to, among other things:

•

advise the Board concerning appropriate composition of the Board and its committees, including identifying individuals qualified to serve on the Board and its committees;

•

select, or recommend to the Board that it select, the Director nominees for each annual meeting of our shareholders;

•

guide the annual performance evaluation process of each Director, each committee and of the Board as a whole;

•

advise the Board regarding appropriate corporate governance policies; and

•

perform such other functions as the Board may assign from time to time.

In addition, as Lead Director, the Chair of the Governance/Nominating Committee receives communications directed to outside directors as discussed under “Communications with the Board,” on page 9.  The Governance/ Nominating Committee met on three occasions during 2004.

Director Nomination Process

Shareholder nominees

The Governance/Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any shareholder nominations proposed for consideration by the Governance/Nominating Committee should include the following:

•

the nominee’s resume and contact information;

•

a brief statement signed by the nominee indicating his/her qualifications for Board membership, consenting to be named as a nominee and, if nominated and elected, to serve on the Board of Directors;

•

a cover letter from the shareholder acknowledging that the shareholder is a shareholder and is proposing a candidate for consideration by the Governance/Nominating Committee;

•

a statement detailing any relationship between the nominee and any customer, vendor or competitor of ours;

•

financial and accounting background of the nominee, to enable the Governance/Nominating Committee to determine whether or not the nominee would be suitable for Audit Committee membership; and

•

detailed information about any relationship or understanding between the proposing shareholder and the nominee.

Shareholder nominee proposals should be submitted to: Corporate Secretary, EGL, Inc., 15350 Vickery Drive, Houston, TX 77032.  The extent to which the Governance/Nominating Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available about the qualifications and suitability of the nominee and the needs of the Board of Directors at that time.

In addition, our bylaws permit shareholders to nominate directors for consideration at the annual shareholders’ meeting.  Shareholders who wish to nominate persons for election to the Board must comply with the provisions of the bylaws that are described more fully below under “Shareholder Proposals for Next Annual Meeting” on page 21.

Director Qualifications

The Governance/Nominating Committee regularly monitors the size of the Board and reviews annually with the Board and Chief Executive Officer the appropriate skills and characteristics required for the Board as a whole as compared to the actual skills and characteristics represented on the Board.  In evaluating director nominees, the Governance/Nominating Committee will assess the nominee’s independence (under NASDAQ listing standards and SEC rules), as well as the nominee’s contribution to the Board’s diversity, demonstrated outstanding achievement in his/her professional career, breadth of experience, soundness of judgment, ability to make independent, analytical inquiries and a willingness to devote the time required to successfully perform Board-related responsibilities.

Identifying and Evaluating Nominees for Director

Candidates may be recommended to the Governance/Nominating Committee by current Board members, professional search firms, shareholders or other persons.  These candidates are evaluated at regular or special meetings of the Governance/Nominating Committee and may be considered for appointment to the Board at any time.  The Governance/Nominating Committee will review materials provided by or on behalf of any nominee in connection with its evaluation of such nominee.  In evaluating nominations for director, the Governance/Nominating Committee seeks to achieve a balance of knowledge, experience and ability to serve the needs of the shareholders adequately on the Board.  All current nominees for election to our Board this year are standing for re-election.

Communications with the Board

Individuals may communicate with our Board by submitting a letter addressed to the member or members of the Board to whom the communication is directed, care of the Company’s Corporate Secretary, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032.  All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review.

Policy of Director Attendance at Shareholder Meetings

It is the policy of the Board that all members of the Board should attend annual meetings of our shareholders, unless any such director is not standing for re-election at that meeting.  Eight of the nine current members of the Board attended the annual meeting of shareholders in 2004.

Compensation of Outside Directors and Stock Ownership Guidelines

The following table provides information on compensation for independent directors, whom we call outside directors.  In addition to the following, all directors are reimbursed for travel and lodging expenses of attending meetings.

OUTSIDE DIRECTOR COMPENSATION TABLE FOR FISCAL 2004
Annual Retainer	$25,000(1)
Annual Stock Award	$20,000 in Restricted Stock(2)
Board Meeting Fee (per meeting)	$1,500
Committee Meeting Fee (per meeting)	$1,000
Audit Committee Chair	$10,000
Non-Audit Committee Chair	$5,000
Lead Director (in lieu of Committee Chair Fee)	$10,000

(1)

Each outside director may elect to take the annual retainer in cash, stock award, or a combination thereof.  Any amount elected in the form of restricted stock awards will be at a 15% premium of the corresponding cash amount.  For example, if a director elected to take the annual retainer entirely in the form of a restricted stock award, such director would receive $28,750 in restricted stock rather than $25,000 in cash.

(2)

All terms and conditions of restricted stock awards are set forth in the applicable restricted stock award agreement and the 2003 Non-Employee Director Stock Plan.  Restricted stock awards shall fully vest on the first anniversary of each grant or upon a change in control.  For purposes of outside director compensation, restricted stock was valued at $21.90, the closing price of our common stock on May 24, 2004, the date of grant.  All outside directors, other than Messrs. Hobby and Flagg, elected to have the annual retainer paid in shares of restricted stock.  The following table sets forth the restricted stock awards granted to each outside director as compensation for their time and service to the Company in 2004:

Director	Number of Shares	Price/Share on Date of Grant	Market Value as of May 24, 2004
Frank J. Hevrdejs	2,226.0274	$21.90	$48,750
Michael K. Jhin	2,226.0274	$21.90	$48,750
Neil E. Kelley	2,226.0274	$21.90	$48,750
Rebecca A. McDonald	2,226.0274	$21.90	$48,750
Paul W. Hobby	1,569.6347	$21.90	$34,375
Milton Carroll	2,226.0274	$21.90	$48,750
James C. Flagg	1,700.9132	$21.90	$37,250

It is recommended that directors become shareholders of the Company within ninety days after their election as directors.  The board of directors believes that the number of shares of the Company’s common stock purchased and owned by each director is a personal decision.  However, the board maintains a minimum share ownership guideline for outside directors equal to the amount of the annual cash retainer, with an expected time to achieve such target in no more than three years from the date of such director’s election to the board.

Compensation of Executive Officers

The following table sets forth the annual and long-term compensation for the chief executive officer and other named executive officers with annual salary and bonus in excess of $100,000, as well as the total compensation earned by each named executive officer for our fiscal years ended December 31, 2004, 2003 and 2002.

Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Annual Compensation (1) Salary (2) Bonus		Restricted Stock Awards	Securities Underlying Options	All Other Compensation (4)
James R. Crane Chief Executive Officer and Chairman	2004 2003 2002	$ 543,598 $ 522,314 $ 524,916	$ 125,000 $ 214,150 $ 71,723	(3) -- --	-- 60,000 20,000	$ 1,998 $ 2,525 $ 2,620

Elijio V. Serrano Chief Financial Officer	2004 2003 2002	$ 275,777 $ 237,500 $ 225,962	$ 128,370 $ 99,156 $ 35,625	(3) -- --	-- 40,000 5,000	$ 2,036 $ 2,040 $ 2,106

E. Joseph Bento President of North America and Chief Marketing Officer	2004 2003 2002	$ 318,038 $ 299,609 $ 234,499	$ 150,563 $ 125,250 $ 35,625	(3) -- --	-- 40,000 30,000	$ 1,950 $ 1,248 $ 1,305

Ronald E. Talley Chief Operating Officer and President, SCG, the Select Carrier Group	2004 2003 2002	$ 318,039 $ 309,388 $ 234,499	$ 146,266 $ 125,250 $ 35,625	(3) -- --	-- 40,000 30,000	$ 1,875 $ 3,380 $ 3,510

____________________

(1)

For fiscal years 2004, 2003 and 2002, the named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each named executive officer during each of those fiscal years did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for that named executive officer.

(2)

For fiscal years 2004, 2003, and 2002, salary includes contributions by EGL under our 401(k) profit sharing plan on behalf of each named executive officer.  For fiscal year 2004, such contributions amounted to: $2,491 on behalf of Mr. Crane, $6,500 on behalf of Mr. Bento, $6,500 on behalf of Mr. Talley, and $4,912 on behalf of Mr. Serrano.  For 2003, such contributions amounted to: $1,248 on behalf of Mr. Crane, $2,013 on behalf of Mr. Bento, and $1,833 on behalf of Mr. Talley.  For 2002, such contributions amounted to: $3,850 on behalf of Mr. Crane, $3,850 on behalf of Mr. Bento, and $3,850 on behalf of Mr. Talley.

(3)

On December 20, 2004, the Compensation Committee of the Board of Directors of the Company approved restricted stock grants to the Company’s named executive officers, as described below.  The grants were made under the Company’s Long-Term Incentive Plan.

For purposes of compensation, restricted stock was valued at $28.55, the closing price of our common stock on December 20, 2004, the date of the grant.  The following table identifies the name of the award recipient, his position with the Company, and the number of restricted shares granted to each recipient, subject to the achievement of certain performance criteria:

Name	Restricted Shares Granted	Market Value as of December 20, 2004
James R. Crane	Either None, 7,500 or 10,000 shares	$0, $214,125 or $285,000
Elijio V. Serrano	Either None, 5,000 or 7,500 shares	$0, $142,750 or $214,125
Ronald E. Talley	Either None, 5,000 or 7,500 shares	$0, $142,750 or $214,125
E. Joseph Bento	Either None, 5,000 or 7,500 shares	$0, $142,750 or $214,125

The actual number of restricted shares granted to a named executive officer will be based on whether the Company achieves certain earning per share (“EPS”) targets during fiscal year 2005, as determined by the Company’s independent registered public accounting firm in March 2006.  If the Company’s EPS does not exceed the minimum threshold, then the named executive officers will not receive any restricted shares.  If the Company’s EPS exceeds the minimum threshold, then the named executive offices will receive restricted shares based on the level of the Company’s EPS.  In no event will a named executive officer receive more than the maximum number of shares set forth opposite his name in the table above.

If a named executive officer receives restricted shares, then one-fifth of the restricted shares will vest in March 2006.  The remaining restricted shares will then vest in four equal installments on December 20, 2006, December 20, 2007, December 20, 2008 and finally on December 20, 2009.  Upon vesting, the shares of common stock have no further restrictions.

Named executive officers will have the right to receive and retain such dividends and distributions, as the Board may in its sole discretion designate, paid or distributed on such restricted shares.

(4)

All other compensation consists of the payment of life insurance premiums by EGL on behalf of each of the named executive officers.

Options/SAR Grants in Last Fiscal Year

No grants of stock options were made during the year ended December 31, 2004 to any of the named executive officers.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to the exercise of stock options and unexercised options to purchase our common stock held by the named executive officers as of and for the year ended December 31, 2004:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-the-Money Options at
	Acquired on		at December 31, 2004 (#)		December 31, 2004(2)
Name	Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Crane	_	_	39,000	66,000	$413,425	$848,000

Elijio V. Serrano	_	_	78,200	40,800	$287,383	$509,989

E. Joseph Bento	37,500	$503,625	58,200	60,800	$427,083	$739,415

Ronald E. Talley	100,200	$1,471,303	13,000	55,800	$152,853	$739,415

(1)

Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing market price of our common stock at December 31, 2004, multiplied by the number of shares underlying the options.  The closing market price of our common stock, as reported on NASDAQ on December 31, 2004, was $29.89.

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission (“SEC”), or subject to liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Governance.  The Compensation Committee consists exclusively of non-employee, independent directors and is responsible to the Board and to our shareholders for approving compensation awarded to outside directors and each executive and ensuring that such executives are compensated fairly and competitively when compared with industry standards.  Toward that end, the Compensation Committee oversees all compensation, equity and employment benefit plans and programs.

Compensation Philosophy and Objectives.   Our compensation practices reflect the Board’s pay-for-performance philosophy, whereby a significant portion of executive compensation is at risk and tied to both individual and company performance.  Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving both our short and long-term strategic goals.  Achievement of short-term goals is rewarded through base salary and annual incentive bonuses, while equity-based grants encourage executives to focus on EGL’s long-term goals as well.  These goals are based on financial objectives of importance to EGL, including revenue and earnings growth, increased operational efficiencies and creation of shareholder value.   The executive compensation programs also account for individual performance, which enables the Compensation Committee to differentiate among executives and emphasize the link between personal performance and compensation.

There are three basic components to our performance-based compensation system:

•

base pay;

•

an annual incentive bonus of up to 100% of base salary; and

•

long-term equity-based incentive compensation.

Each component is addressed in the context of individual and company performance and competitive conditions.  In determining competitive compensation levels, we analyze data that includes information regarding the general freight forwarding industry as well as other transportation companies.  A comparison of our financial performance with that of the companies and indices shown in the performance graph included in this proxy statement is only one of the many factors considered by the Compensation Committee to determine executive compensation.

Actual individual awards and changes in remuneration to the individual executives are determined by the Compensation Committee.  Our Chief Executive Officer works with the Compensation Committee in the design of the plans and makes recommendations to the Compensation Committee regarding the salaries and bonuses of our employees that report directly to him.  Grants or awards of equity-based incentive compensation, including performance-based restricted stock awards, are individually determined and administered by the Compensation Committee.

In fiscal 2004, awards to named executive officers as a group reflected the following:

•

progress toward strategic goals, such as continued market share expansion in targeted markets, increased operational efficiencies, and successful implementation and enhancements to our management information systems;

•

aligning the financial interests of our named executive officers with those of our shareholders by awarding performance-based restricted stock for the first time in our history; and

•

annual variable incentive awards that take into account our overall financial performance in terms of objective financial criteria as well as the individual contribution to the attainment of such criteria.

Compensation Components and Process. The initial determination of awards to executive officers described below was based on the achievement of specified growth objectives for the twelve-month period ending December 31, 2004.

Base Pay

Base pay is designed to be competitive with salary levels for comparable executive positions at other freight forwarding companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for our executive officers.  Other factors the Compensation Committee considers in determining base pay are the officer’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance, as measured against strategic management objectives such as maintaining customer satisfaction, strengthening market share, expanding the markets for our services, increasing operational efficiencies, enhancing our management information systems and attaining certain financial objectives.  The types and relative importance of specific financial and other business objectives vary among our executives depending on their positions and the particular operations and functions for which they are responsible.  Base pay is specified in employment agreements for each named executive officer, but subject to change based on agreement between the Company and the named executive officer.  Our philosophy and practice is to place a significant emphasis on the incentive components of compensation.

Annual Incentive Bonus

To establish baseline criteria for use in calculating the amount of cash bonuses paid to executive officers, we established an incentive plan in which each of our executive officers participates.  Pursuant to this plan, each of our executive officers is eligible to receive an annual cash bonus, the “target” level of which is set with reference to the company-wide managers’ bonus program and competitive conditions.   These target levels are intended to motivate our executives by providing bonus payments for the achievement of financial and operational goals within our business plan.  An executive receives a percentage of his target bonus, depending primarily upon the extent to which that executive has achieved the specific sales and operating goals for that executive that have been set by the Compensation Committee of the Board of Directors and included in the incentive plan.

Although the incentive plan provides the Compensation Committee with specific criteria for use in determining bonuses, bonuses may exceed the target amount if our performance in the judgment of the Compensation Committee exceeds the goals set forth in that plan.  Furthermore, the Compensation Committee may in its discretion consider business achievements and other criteria not set forth in the incentive plan in determining the final amount of the annual bonus to be paid to each executive officer.  As a result of our financial performance and the attainment of strategic management objectives specified for each named executive officer in 2004, the Compensation Committee awarded bonuses to each of the named executive officers.

Long-Term Equity-Based Compensation

Long-term equity-based compensation is tied directly to shareholder return.  Under our long-term incentive plan, long-term incentive compensation consists of (1) stock options, which generally vest in 20% increments in each of the five years following the date of the grant, although vesting can be accelerated if deemed appropriate by the Compensation Committee, and (2) for fiscal 2005, performance-based restricted stock awards.  The exercise price of stock options granted is equal to the fair market value of our common stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of our common stock appreciates.  Performance-based restricted stock awards were awarded to each of the executive officers and certain other members of senior management in December 2004.  The actual number of restricted shares awarded will be based on whether or not EGL achieves certain earnings per share, or EPS, targets for fiscal year 2005, as determined in March 2006 upon completion of the audit by EGL’s independent registered public accounting firm.  If EGL’s EPS does not meet or exceed the minimum threshold, then the executive officers will not receive any restricted shares.  If EGL’s EPS meets or exceeds the minimum threshold, then the executive officers will receive restricted shares based on  the level of EGL’s EPS.

Performance-based restricted shares are thus designed to align the interests of our executives with those of our shareholders by encouraging our executives to enhance EGL’s value and, hence, the price of our common stock.

In determining whether to grant executive officers performance-based restricted shares under the plan, the Compensation Committee considers factors, including:

•

the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance;

•

the likelihood that the grant of those awards would encourage the executive to remain with us;

•

prior option grants (including the size of previous grants and the number of options held); and

•

the value of the executive’s service to us.

Compensation of the Chief Executive Officer

In setting the compensation payable to our Chief Executive Officer, the Compensation Committee sought to establish two objectives: (i) establish a level of base salary competitive with that paid by companies within the freight forwarding industry which are of comparable size and by companies outside of the industry with which EGL competes for executive talent, and (ii) make a significant percentage of the total compensation package contingent upon our financial performance, the performance of our common stock, and individual performance goals for Mr. Crane established by the Compensation Committee following a discussion with Mr. Crane.  In reviewing Mr. Crane’s performance, the Compensation Committee focused primarily on our performance in 2004 and the other factors set forth above.  The Compensation Committee compared these performance measures against the goals under the incentive plan of growth in annual sales and net income margin.  Based on the criteria set forth above and Mr. Crane’s achievement of performance goals and objectives, the Compensation Committee awarded Mr. Crane performance-based restricted shares up to, but not to exceed, 10,000 shares of our common stock and bonus payments totaling $ 125,000 in 2004.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers.  Although we consider the impact of Section 162(m) when developing and implementing executive compensation programs, we believe that it is important to preserve flexibility in determining compensation programs and, thus, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).  We believe that all options and restricted stock previously granted under our incentive plan qualify for an exemption from the application of Section 162(m), thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to such compensation.

Conclusion

The Company is in a very competitive industry and attracting and retaining talented and motivated employees is essential to creating long-term shareholder value.  Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of management and other key employees with those of shareholders.  We believe that our fiscal 2004 compensation program met these objectives, and believe that the EPS targets established for 2005 further align the interests of our executives with our strategic and financial goals going forward.  The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy.  Accordingly, the Compensation Committee may alter its approach in response to changing conditions.

THE COMPENSATION COMMITTEE

Paul W. Hobby

Michael K. Jhin

Frank J. Hevrdejs

Milton Carroll

Employment Arrangements

During the fiscal year ended December 31, 2004, we were a party to employment agreements with each of the named executive officers.  Except for Mr. Crane, the employment agreements do not establish an annual base salary to be paid to the named executive officer.  The following chart shows the annual base salaries that we will pay the named executives in 2005:

Name and Position	Annual Salary (1)
James R. Crane Chairman and Chief Executive Officer	$521,066 (2)
Elijio V. Serrano Chief Financial Officer and Director	$300,000
E. Joseph Bento President of North America and Chief Marketing Officer	$300,000
Ronald E. Talley Chief Operating Officer	$300,000
Vittorio Favati (3) Executive VP – Asia Pacific	$300,000

______________

(1)

In addition to annual base salaries, we expect, subject to certain conditions, to pay the executives an annual cash bonus pursuant to the terms of the incentive plan.  The fiscal 2004 cash incentive under such plan, assuming all goals are met, is 100% of base salary for each of the named executive officers.

(2)

Mr. Crane’s employment agreement provides for a base salary of $500,000.  In 2002, we agreed with Mr. Crane to increase his salary to $521,066.

(3)

Mr. Favati was appointed by the board of directors in March 2005 as a named executive officer of the Company.

Each of the employment agreements provides that it continues in effect until terminated by either EGL or the executive pursuant to its terms.  Both EGL and the executive have the right to terminate the agreement upon advance written notice specified in such agreement.  We have the right to terminate the agreement for cause immediately upon notice to the executive of our decision to terminate the executive.  Each agreement includes a covenant of the executive not to compete with EGL during the term of the agreement and for a period specified in such agreement following its termination.  The employment agreements continue in effect for fiscal 2005.

In addition, EGL has entered into retention agreements with certain employees, including each of the named executive officers, which go into effect upon a “change of control” of the Company.  A “change of control” is defined as any event that is required to be reported in response to Item 1 of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act.  At that time, the retention agreements provide for certain payments to be made to such executives in the event of a “qualifying termination.”  A “qualifying termination” is defined as any termination within twenty-four months of a change of control by EGL other than for cause, resignation of the executive for good cause (including, but not limited to, a reduction in the executive’s total salary and benefits) or termination of the executive’s employment due to a disability.  In the event of a change of control and a resulting qualifying termination, the executive whose employment has been so terminated will be entitled to the following payments and benefits:

•

a lump-sum cash payment equal to the sum of: (i) two times the executive’s highest annual rate of base salary in effect during the twelve month period prior to the date of termination; and (ii) two times the average of the executive’s annual bonus payments for the preceding two fiscal years prior to the fiscal year in which the executive’s employment has been terminated;

•

a lump sum cash payment equal to the sum of: (i) the executive’s unpaid base salary through the date of termination; (ii) the executive’s pro-rated portion of the target annual bonus for that fiscal year; and (iii) any unpaid vacation under EGL’s vacation policy in effect at the date of termination;

•

for a period ending the earliest of thirty-six months following the date of termination, the commencement date of equivalent benefits from a new employer, or the date on which the executive reaches age sixty:  EGL will continue to keep in full force and effect (or otherwise provide) each plan and policy providing medical, accident, disability and life coverage on the same terms and otherwise to the same extent as in effect immediately prior to the date of termination; and

•

for a period of twelve months following the date of termination, EGL will provide, at its expense, executive level outplacement assistance to the executive by a nationally reoognized outplacement firm acceptable to the executive.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of EGL’s internal controls and financial statements and the audit process.  The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable standards of the SEC and NASDAQ.  The Audit Committee operates pursuant to a written charter adopted by our Board of Directors.

Management is responsible for the preparation, presentation and integrity of EGL’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards and of the effectiveness of the Company’s internal controls over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm.  The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, as amended and currently in effect.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.  The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and has discussed with the registered public accounting firm its independence.

During 2004, management completed the documentation of the Company’s internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Audit Committee was kept apprised of the progress of the subsequent testing and evaluation of the Company’s internal control over financial reporting and provided oversight and advice to management during the process.  In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers LLP at each scheduled Audit Committee meeting.  At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee also reviewed the report of the independent registered public accounting firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) consolidated financial statements and financial statement schedules, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and PricewaterhouseCoopers LLP to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

THE AUDIT COMMITTEE

Frank J. Hevredjs

James C. Flagg

Neil E. Kelley

Performance Graph

 The following graph presents a comparison of the yearly percentage change in the cumulative total return on our common stock over the period from September 30, 1999 to December 31, 2004, with the cumulative total return of the S&P 500 Index and of the Dow Jones US Delivery Services Index of publicly traded companies over the same period.    The Dow Jones Air Freight Index consists of the following companies: Airborne Inc., Atlas Air Worldwide Holdings, Inc., EGL, Inc., Expeditors International of Washington, Inc., FDX Corporation and United Parcel Service Inc.

The graph assumes that $100 was invested on September 30, 1999 in our common stock at a price of $29.94 per share (as adjusted for a three-for-two stock split) and in each of the other two indices and the reinvestment of all dividends, if any.  In 2000, we changed our fiscal year to December 31 from September 30.

The graph is presented in accordance with Securities and Exchange Commission requirements.  Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

COMPARISON OF 63 MONTH CUMULATIVE TOTAL RETURN*

AMONG EGL, INC., THE S & P 500 INDEX

AND THE DOW JONES US DELIVERY SERVICE INDEX

(GRAPH)	Cumulative Total Return
	9/99	12/99	12/00	12/01	12/02	12/03	12/04
EGL, INC.	100.00	144.05	79.96	46.60	47.60	58.72	99.84
S & P 500	100.00	114.88	104.42	92.01	71.68	92.24	102.27
DOW JONES US DELIVERY SERVICES	100.00	117.15	118.71	125.03	138.30	168.98	215.67

*$100 invested on 9/30/99 in stock or index-including reinvestment of dividends.  Fiscal year ending December 31.

Copyright © 2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2004, the Compensation Committee of the Board of Directors was comprised of Messrs. Hobby, Jhin, Hevrdejs and Carroll.  None of these individuals was an officer or employee of the Company at any time during 2004 or at any other time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish EGL with copies of all such forms they file.

Based solely on our review of the copies of such forms received by us and on written representations by our officers and directors regarding their compliance with the filing requirements, we believe that during the fiscal year ended December 31, 2004, all reports required by Section 16(a) to be filed by our directors, officers and greater than 10% beneficial owners were filed on a timely basis.

Certain , Relationships Transactions and Agreements

Aircraft Usage Payments

James R. Crane, our Chairman of the Board and Chief Executive Officer, held interests in two entities (one of which is 50% owned and one of which is wholly owned by Mr. Crane) that leased passenger aircraft to us.  From time to time, our employees used these aircraft in connection with travel associated with our business, for which we made payments to those entities.  During the years ended December 31, 2004, 2003 and 2002, we reimbursed Mr. Crane $1.2 million, $621,000 and $1.2 million, respectively, for actual hourly usage of the aircraft.

In January 2005, we purchased from an unrelated third party an aircraft that was previously leased by Mr. Crane for $12.5 million to be utilized for business travel, eliminating the use of Mr. Crane’s aircraft and reimbursement thereof.

Shared Employees

Certain of our employees also perform services for companies owned by Mr. Crane.  We are reimbursed for these services based upon an allocation percentage of total salaries agreed to by us and Mr. Crane.  We received reimbursements of $135,000, $62,000 and $100,000 for 2004, 2003 and 2002, respectively.  The amount billed but not received as of December 31, 2004 was $78,000.

Investment in Miami Air International, Inc.

In July 2000, we purchased 24.5% of the outstanding common stock of Miami Air International, Inc., a privately held domestic and international passenger charter airline headquartered in Miami, Florida, for approximately $6.3 million in cash.

In May 2004, we sold our investment in Miami Air to an unrelated party for approximately $6.7 million in cash.  We had written off our investment in Miami Air in the first quarter of 2002.  The sale resulted in a gain of $6.7 million, which is included in nonoperating income in the condensed consolidated statement of operations.  The sale was completed at a 7% gain over our original investment.  As a result of the sale, we were released as guarantor of Miami Air’s letter of credit and terminated the $3.0 million standby letter of credit for Miami Air.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our consolidated financial statements for the year ended December 31, 2004 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The Audit Committee is scheduled to select, later this year, the independent registered public accounting firm to perform our audit for the year ending December 31, 2005; accordingly, no independent registered public accounting firm has yet been selected for the year ending December 31, 2005, although PricewaterhouseCoopers LLP has been engaged to provide review services in connection with the quarter ended March 31, 2005.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Fees of PricewaterhouseCoopers LLP

Services Rendered	2003	2004
Audit Fees (includes fees billed related to audits and reviews of financial statements that the Company is required to file with the SEC, statutory audits of the financial statements for certain of the Company’s subsidiaries as required under local regulations and other services provided as the Company’s principal auditor)	$1,575,300	$4,654,592
Audit-Related Fees (includes fees billed primarily to employee benefit plan audits and consultations concerning financial accounting and reporting standards for the Company)	$10,500	$0
Tax Fees (includes fees billed primarily related to tax compliance and consulting services)	$675,353	$777,734
All Other Fees (includes fees billed primarily related to software licensing agreements)	$14,315	$4,157
Total	$2,275,468	$5,436,483

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services include audit services, audit-related services, tax services and all other services.  The Audit Committee has adopted a policy for the pre-approval of such services to be provided by the independent registered public accounting firm.  Pre-approval for non-audit services may be waived when: (a) all such services do not aggregate to more than five percent (5%) of the total amount paid by the Company to its independent registered public accounting firm in the fiscal year in which such services are provides; b) the services were not recognized as non-audit services at the time of the engagement; and (c) the services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to completion of the audit.  All of the fees paid by the Company to PricewaterhouseCoopers LLP in 2004 were for services pre-approved by the Audit Committee.

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established by the Audit Committee.  For each proposed service, the independent registered public accounting firm will provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accounting firm’s independence.  Requests for services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer, and must include a joint statement as to whether, in their view, the request is consistent with auditor independence standards as promulgated by the Securities and Exchange Commission.

Other Business

As of the date of this proxy, the Board of Directors is not aware of any other matters, other than those above, that may be brought before the meeting.  The persons named in the enclosed form of proxy or their substitutes will vote with respect to any other matters in accordance with their best judgment.

Householding

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family.  Each shareholder continues to receive a separate proxy card.  This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

A number of brokerage firms have instituted householding.  As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions.  However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report and/or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports and/or proxy statements wishes to receive a single annual report and/or proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary at: EGL, Inc., 15350 Vickery Drive, Houston, TX 77032, telephone number (281) 618-3100.  We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2004 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Shareholder Proposals for Next Annual Meeting

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders.  Under Rule 14a-8, proposals that shareholders intend to have included in our proxy statement and form of proxy for the 2006 annual meeting of shareholders must be received by EGL at 15350 Vickery Drive, Houston, Texas 77032 on or before January 6, 2006.  However, if the date of the 2006 annual meeting of shareholders changes by more than 30 days from the date of the 2005 annual meeting of shareholders, the deadline is a reasonable time before we begin to print and mail our proxy materials, which deadline will be set forth in a quarterly report on Form 10-Q or will otherwise be communicated to shareholders.  Shareholder proposals must also be otherwise eligible for inclusion.

If a shareholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in our bylaws.  Our bylaws generally provide that shareholders who wish to nominate directors or to bring business before a shareholders’ meeting must notify EGL and provide certain pertinent information at least 80 days before the meeting date (or within 10 days after public announcement, pursuant to the bylaws, of the meeting date, if the meeting date has not been publicly announced at least 90 days in advance).  If the date of the 2006 annual meeting of shareholders is the same as the date of the 2005 annual meeting of shareholders, shareholders who wish to nominate directors or to bring business before the 2006 annual meeting of shareholders must notify EGL at 15350 Vickery Drive, Houston, Texas 77032 on or before March 12, 2006.

By Order of the Board of Directors

/s/ Marta Johnson

Marta Johnson

Secretary

May 2, 2005

EGL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

MAY 31, 2005

The undersigned hereby appoints James R. Crane and Elijio V. Serrano, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of EGL, Inc. (the “Company”) to be held on Tuesday, May 31, 2005, at the Corporate Headquarters of EGL, Inc. (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas 77032, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF, AND PROXY STATEMENT FOR, THE AFORESAID ANNUAL MEETING.

1.

Election of directors -- Nominees: James R. Crane; Frank J. Hevrdejs; Paul William Hobby; Michael K. Jhin; Milton Carroll; Neil E. Kelley; Rebecca A. McDonald; James Flagg; and Elijio V. Serrano, as directors, except as indicated below.

[  ]

FOR

[  ]

WITHHELD

[  ]

FOR, except vote withheld from the following nominee(s):

2.

With discretionary authority as to such other matters as may properly come before the meeting.

Date: ____________, 2005

_______________________________________________

(Signature)

_______________________________________________

(Signature)

Sign exactly as name appears hereon. (Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.